UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : August 27, 2010

Commission File No. 001-34604

ONE BIO, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180

 (Address of principal executive offices)

305-328-8662

(Issuer  telephone number)

(Former Name and Address)

Item 8.01                                             Other Events.

On August 24, 2010 ONE Bio, Corp. ("ONE" or the "Company") filed with the Securities and Exchange Commission a request to withdraw its registration statement for a proposed secondary offering (“Secondary Offering Registration Statement”) of shares of its common stock that were originally to be issuable to certain lenders (the “Lenders”) upon the conversion of certain debentures and the exercise of certain warrants  issued to said Lenders.  As reported on Form 8-K filed on August 18, 2010, the Company and the Lenders entered into a Loan Extension and Modification Agreement on August 12, 2010, with an effective date of June 30, 2010, pursuant to which, among other things, the conversion rights of the debentures were terminated and cancelled and the warrants were terminated and cancelled and are of no further force or effect.  Accordingly, because the Secondary Offering Registration Statement related only to shares of common stock that were to have been issuable to the Lenders upon the conversion of the debentures and the exercise of the warrants and because no such shares are issuable to the Lenders because the conversion feature of the debentures has been terminated and cancelled and because the warrants have been terminated and cancelled, there is no further need or purpose for this Secondary Offering Registration Statement.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

August 27, 2010	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

August 27, 2010	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director